Exhibit 10.4

INDEPENDENT CONTRACTOR SERVICES AGREEMENT

THIS AGREEMENT is between CALIPER LIFE SCIENCES, INC., a Delaware corporation, and its successors or assignees (“Client”) and the undersigned individual or entity (the “Contractor”), and shall be effective as of April 5, 2008 (the “Effective Date”).

1.             ENGAGEMENT OF SERVICES.  Client may from time to time issue Project Assignment(s) in the form attached to this Agreement as Exhibit A.  Subject to the terms of this Agreement, Contractor will, to the best of its ability, render the services set forth in Project Assignment(s) accepted by Contractor (the “Project(s)”) by the completion dates set forth therein.  The manner and means by which Contractor chooses to complete the Projects are in Contractor’s sole discretion and control.  Contractor agrees to exercise the highest degree of professionalism, and to utilize its expertise and creative talents in completing such Projects.  In completing the Projects, Contractor shall have access to Client tools and equipment as mutually agreed.  Client may make its facilities and equipment available to Contractor when necessary.  Contractor shall perform the services necessary to complete the Projects in a timely and professional manner consistent with industry standards, and at a location, place and time that the Contractor deems appropriate.  Contractor may not subcontract or otherwise delegate its obligations under this Agreement without Client’s prior written consent.  If Contractor is not a natural person, then before any Contractor employee or consultant performs services in connection with this Agreement, the employee or consultant and Contractor must have entered into a written agreement expressly for the benefit of Client and containing provisions substantially equivalent to this Section 1 and to Section 4 below.

2.             COMPENSATION.  Client will pay Contractor a fee for services rendered under this Agreement as set forth in the Project Assignment(s) undertaken by Contractor. Such payments shall be subject to standard payroll deductions and withholdings. Upon termination of this Agreement for any reason, Contractor will be paid fees and expenses on a proportional basis as stated in the Project Assignment(s) for work which is then in progress, up to and including the effective date of such termination.  Unless other terms are set forth in the Project Assignment(s) for work which is in progress, Client will pay the Contractor for services and will reimburse the Contractor for previously approved expenses within thirty (30) days of the date of Contractor’s invoice.

3.             INDEPENDENT CONTRACTOR RELATIONSHIP.  Contractor’s relationship with Client will be that of an independent contractor and nothing in this Agreement should be construed to create a partnership, joint venture, or employer-employee relationship.  Contractor is not the agent of Client and is not authorized to make any representation, contract, or commitment on behalf of Client.  Contractor will not be entitled to any of the benefits that Client may make available to its employees, such as group insurance, profit sharing or retirement benefits. Contractor is free to enter any contract to provide services to other business entities, except any contract that would induce Contractor to violate this Agreement.

4.                                      TRADE SECRETS - INTELLECTUAL PROPERTY RIGHTS.

4.1          Proprietary Information.  Contractor agrees during the term of this Agreement and thereafter that it will take all steps reasonably necessary to hold Client’s Proprietary Information in trust and confidence, will not use Proprietary Information in any manner or for any purpose not expressly set forth in this Agreement, and will not disclose any such Proprietary Information to any third party without first obtaining Client’s express written consent on a case-by-case basis.  By way of illustration but not limitation “Proprietary Information” includes (a) trade secrets, inventions, mask works, ideas, processes, formulas, source and object codes, data, programs, other works of authorship, know-how, improvements, discoveries, developments, designs and techniques (hereinafter collectively referred to as “Inventions”); and (b) information regarding plans for research, development, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers; and (c) information regarding the skills and compensation of other employees of Client.  Notwithstanding the other provisions of this Agreement, nothing received by Contractor will be considered to be Client Proprietary Information if (1) it has been published or is otherwise readily available to the public other than by a breach of this Agreement; (2) it has been rightfully received by Contractor from a third party without confidential limitations; (3) it has been independently developed for Contractor by personnel or agents having no access to the Client Proprietary Information; or (4) it was known to Contractor prior to its first receipt from Client.

4.2          Third Party Information.  Contractor understands that Client may receive from third parties confidential or proprietary information (“Third Party Information”) subject to a duty on Client’s part to maintain the confidentiality of such information and use it only for certain limited purposes.  Contractor agrees to hold Third Party Information in confidence and not to disclose to anyone (other than Contractor personnel who need to know such information in connection with their work for Client) or to use, except in connection with Contractor’s work for Client, Third Party Information unless expressly authorized in writing by an officer of Client.

4.3          No Conflict of Interest.  Contractor agrees during the term of this Agreement not to accept work or enter into a contract or accept an obligation, inconsistent or incompatible with Contractor’s obligations under this Agreement or the scope of services rendered for Client. During the first six (6) months after the Effective Date, or such longer period as the Company is paying Contractor on at least a half-time basis as set forth in Appendix A, Contractor shall not engage in any employment or business activity that is competitive with, or would conflict with, any business activity in which Client is engaged. Contractor further agrees not to disclose to Client, or bring onto Client’s premises, or induce Client to use any confidential information that belongs to anyone other than Client or Contractor.

4.4          Disclosure of Work Product.  As used in this Agreement, the term “Work Product” means any Invention, whether or not patentable, and all related know-how, designs, mask works, trademarks, formulae, processes, manufacturing techniques, trade secrets, ideas, artwork, software or other copyrightable or patentable works.  Contractor agrees to disclose promptly in writing to Client, or any person designated by Client, all Work Product that is solely or jointly conceived, made, reduced to practice, or learned by Contractor in the course of any work performed for Client (“Client Work Product”).  Contractor agrees that any and all Client Work Product shall be the sole and exclusive property of Client.

4.5          Assignment of Client Work Product.  Contractor irrevocably assigns to Client all right, title and interest worldwide in and to the Client Work Product and all applicable intellectual property rights related to the Client Work Product, including without limitation, copyrights, trademarks, trade secrets, patents, moral rights, contract and licensing rights (the “Proprietary Rights”).  Except as set forth below, Contractor retains no rights to use the Client Work Product and agrees not to challenge the validity of Client’s ownership in the Client Work Product

4.6          Waiver or Assignment of Other Rights.  If Contractor has any rights to the Client Work Product that cannot be assigned to Client, Contractor unconditionally and irrevocably waives the enforcement of such rights, and all claims and causes of action of any kind against Client with respect to such rights, and agrees, at Client’s request and expense, to consent to and join in any action to enforce such rights.  If Contractor has any right to the Client Work Product that cannot be assigned to Client or waived by Contractor, Contractor unconditionally and irrevocably grants to Client during the term of such rights, an exclusive, irrevocable, perpetual, worldwide, fully paid and royalty-free license, with rights to sublicense through multiple levels of sublicensees, to reproduce, create derivative works of, distribute, publicly perform and publicly display by all means now known or later developed, such rights.

4.7          Assistance.  Contractor agrees to cooperate with Client or its designee(s), both during and after the term of this Agreement, in the procurement and maintenance of Client’s rights in Client Work Product and to execute, when requested, any other documents deemed necessary by Client to carry out the purpose of this Agreement.

4.8          Enforcement of Proprietary Rights.  Contractor will assist Client in every proper way to obtain, and from time to time enforce, United States and foreign Proprietary Rights relating to Client Work Product in any and all countries.  To that end Contractor will execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as Client may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such Proprietary Rights and the assignment thereof.  In addition, Contractor will execute, verify and deliver assignments of such Proprietary Rights to Client or its designee.  Contractor’s obligation to assist Client with respect to Proprietary Rights relating to such Client Work Product in any and all countries shall continue beyond the termination of this Agreement, but Client shall compensate Contractor at a reasonable rate after such termination for the time actually spent by Contractor at Client’s request on such assistance.

4.9          Execution of Documents.  In the event Client is unable for any reason, after reasonable effort, to secure Contractor’s signature on any document needed in connection with the actions specified in the preceding Sections 4.7 and 4.8, Contractor hereby irrevocably designates and appoints Client and its duly authorized officers and agents as its agent and attorney in fact, which appointment is coupled with an interest, to act for and in its behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by Contractor.  Contractor hereby waives and quitclaims to Client any and all claims, of any nature whatsoever, which Contractor now or may hereafter have for infringement of any Proprietary Rights assigned hereunder to Client.

5.                                      TERMINATION.

5.1          Termination by Client.  Client may terminate this Agreement upon (i) breach of this Agreement by Contractor, including Contractor’s refusal to perform services hereunder as requested by Caliper, or (ii) Contractor engaging in any employment or business activity that is competitive with, or would conflict with, any business activity in which Client is engaged, in each case upon fifteen (15) days’ prior written notice to Contractor.

5.2          Termination by Contractor.  Contractor may terminate this Agreement at any time upon fifteen (15) days’ prior written notice to Client.

5.3          Noninterference with Business.  During and for a period of two (2) years immediately following termination of this Agreement by either party, Contractor agrees not to solicit or induce any employee or independent contractor to terminate or breach an employment, contractual or other relationship with Client.

5.4          Return of Client Property.  Upon termination of the Agreement or earlier as requested by Client, Contractor will deliver to Client any and all drawings, notes, memoranda, specifications, devices, formulas, and documents, together with all copies thereof, and any other material containing or disclosing any Client Work Product, Third Party Information or Proprietary Information of Client.  Contractor further agrees that any property situated on Client’s premises and owned by Client, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Client personnel at any time with or without notice.

6.                                      GOVERNMENT OR THIRD PARTY CONTRACTS.

6.1          Government Contracts.  In the event that Contractor shall perform services under this Agreement in connection with any Government contract in which Client may be the prime contractor or subcontractor, Contractor agrees to abide by all laws, rules and regulations relating thereto.  To the extent that any such law, rule or regulation requires that a provision or clause be included in this Agreement, Contractor agrees that such provision or clause shall be added to this Agreement and the same shall then become a part of this Agreement.

6.2          Security.  In the event the services of the Contractor should require Contractor to have access to Department of Defense classified material, or other classified material in the possession of Client’s facility, such material shall not be removed from Client’s facility.  Contractor agrees that all work performed under this Agreement by Contractor which involves the use of classified material mentioned above shall be performed in a secure fashion (consistent with applicable law and regulations for the handling of classified material) and only at Client’s facility.

6.3          Ownership.  Contractor also agrees to assign all of its right, title and interest in and to any Work Product to a Third Party, including without limitation the United States, as directed by Client.

7.             GENERAL PROVISIONS.

7.1          Governing Law.  This Agreement will be governed and construed in accordance with the laws of the Commonwealth of Massachusetts as applied to transactions taking place wholly within Commonwealth of Massachusetts.

7.2          Severability.  In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.  If moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

7.3          No Assignment.  This Agreement may not be assigned by Contractor without Client’s consent, and any such attempted assignment shall be void and of no effect.

7.4          Notices.  All notices, requests and other communications under this Agreement must be in writing, and must be mailed by registered or certified mail, postage prepaid and return receipt requested, or delivered by hand to the party to whom such notice is required or permitted to be given.  If mailed, any such notice will be considered to have been given five (5) business days after it was mailed, as evidenced by the postmark.  If delivered by hand, any such notice will be considered to have been given when received by the party to whom notice is given, as evidenced by written and dated receipt of the receiving party.  The mailing address for notice to either party will be the address shown on the signature page of this Agreement.  Either party may change its mailing address by notice as provided by this section.

7.5          Legal Fees.  If any dispute arises between the parties with respect to the matters covered by this Agreement which leads to a proceeding to resolve such dispute, the prevailing party in such proceeding shall be entitled to receive its reasonable attorneys’ fees, expert witness fees and out-of-pocket costs incurred in connection with such proceeding, in addition to any other relief it may be awarded.

7.6          Injunctive Relief.  A breach of any of the promises or agreements contained in this Agreement may result in irreparable and continuing damage to Client for which there may be no adequate remedy at law, and Client is therefore entitled to seek injunctive relief as well as such other and further relief as may be appropriate.

7.7          Survival.  The following provisions  shall survive termination of this Agreement: Section 4, Section 5, Section 6 and Section 7.3.

7.8          Export.  Contractor agrees not to export, directly or indirectly, any U.S. source technical data acquired from Client or any products utilizing such data to countries outside the United States, which export may be in violation of the United States export laws or regulations.

7.9          Waiver.  No waiver by Client of any breach of this Agreement shall be a waiver of any preceding or succeeding breach.  No waiver by Client of any right under this Agreement shall be construed as a waiver of any other right.  Client shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

9.10        Entire Agreement.  This Agreement is the final, complete and exclusive agreement of the parties with respect to the subject matter hereof and supersedes and merges all prior discussions between us.  No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the party to be charged.  The terms of this Agreement will govern all Project Assignments and services undertaken by Contractor for Client.  In the event of any conflict between this Agreement and a Project Assignment, the Project Assignment shall control, but only with respect to the services set forth herein.

IN WITNESS WHEREOF, the parties have caused this Independent Contractor Services Agreement to be executed by their duly authorized representative.

CALIPER LIFE SCIENCES, INC.:	CONTRACTOR:

/s/ Paula J. Cassidy	/s/ Thomas C. Higgins

EXHIBIT A

PROJECT ASSIGNMENT

Services to be Provided	Completion Date
Consulting services as requested by Kevin Hrusovsky or his designee.	October 4, 2008

A.            Fees for services under this Agreement will be:

Contractor shall provide consulting services as requested by Client at a rate per hour of $200.

B.            Expenses:

Contractor will be reimbursed for any reasonable expenses incurred in connection with the performance of services under this Agreement provided Contractor submits verification of such expenses as Client may require.

C.            Termination:

If this Project Assignment or the Independent Contractor Services Agreement which governs it is terminated for any reason, fees will be paid based on contractor time spent

D.            Term of Agreement:

The term of this Agreement begins on the Effective Date, and ends on October 4, 2008.

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